Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units

of

CPG ALTERNATIVE STRATEGIES FUND, LLC
(formerly, CPG JPMorgan Alternative Strategies Fund, LLC)

Tendered Pursuant to the Offer to Purchase
Dated September 26, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL  MUST BE RECEIVED BY GEMINI FUND SERVICES, LLC EITHER BY MAIL OR BY FAX BY, THE END  OF THE DAY ON FRIDAY, OCTOBER 24, 2014, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

CPG Alternative Strategies Fund, LLC
c/o Gemini Fund Services, LLC
17605 Wright Street, Suite 2
Omaha, Nebraska 68130

Attn:  Tender Offer Administrator
Fax:            (402) 963-9094

For additional information:
Phone:  (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor.

CPG ALTERNATIVE STRATEGIES FUND, LLC

You are responsible for confirming that this Notice is received by Gemini Fund Services, LLC.  To assure good delivery, please send this page to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Co-Signatory and Title: